Exhibit 10.1

EMMAUS LIFE SCIENCES, INC.

Promissory Note

Principal Amount:		Loan Date:

Currency:	US dollar	Term:

Interest Rate:	11.0%	Loan Due Date:

Interest Payment Period:   Annually

Lender:

FOR VALUE RECEIVED, Emmaus Life Sciences, Inc., a Delaware corporation, located at 21250 Hawthorne Blvd., Suite 800, Torrance, CA  90503 (“Borrower”) agrees to pay to Lender the sum of the Principal Amount in the stated Currency, together with any accrued interest at the stated Interest Rate, under the following terms and conditions of this this Promissory Note (“Note”).

1. Terms of Repayment (Balloon Payment): The entire unpaid Principal Amount and any accrued interest shall become immediately due and payable upon the stated Loan Due Date. Simple interest at the stated Interest Rate will accrue on the outstanding Principal Amount commencing on the Loan Date of this Note and the Borrower shall make payments of interest only as per the stated Interest Payment Period.

2. Prepayment: This Note may be prepaid in whole or in part at any time after six months of the Loan Date without premium or penalty. All prepayments shall first be applied to interest, and then to principal payments.

3. Place of Payment: All payments due under this Note shall be sent to the Lender’s address, as noted in Attachment 1 hereto, or at such other place as the Lender or subsequently assigned holder of this Note may designate in writing in the future.

4. Default: In the event of default, the Borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees as permitted by law for the collection of this Note upon default.

5. Acceleration of Debt: If the Borrower (i) fails to make any payment due under the terms of this Note or seeks relief under the U.S. Bankruptcy Code, (ii) fails to deliver shares to the Lender by the deadline set forth in Section 4 hereof, (iii) suffers an involuntary petition in bankruptcy or receivership that is not vacated within thirty (30) days, (iv) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official or such appointment is not discharged or stayed within 30 days, (v) makes a general assignment for the benefit of its creditors or (vi) admits in writing that it is generally unable to pay its debts as they become due, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

6. Modification: No modification or waiver of any of the terms of this Note shall be allowed unless by written agreement signed by the parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

7. Complete Note: This Note is the complete and exclusive statement of agreement of the parties with respect to matters in this Note. This Note replaces and supersedes all prior written or oral agreements or statements by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Note is binding on the parties.

8. Transfer of the Note: This Note may be transferred, in whole or in part, at any time or from time to time, by the Lender. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note. If this Note is to be transferred, the Lender shall surrender this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note registered as the Lender may request, representing the outstanding Principal Amount being transferred by the Lender and, if less then the entire outstanding Principal Amount is being transferred, a new Note to the Lender representing the outstanding Principal Amount not being transferred. This Note may not be transferred by the Borrower, by operation of law or otherwise, without the prior written consent of the Lender.

9. Lost, Stolen or Mutilated Note:  Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note representing the outstanding Principal Amount and accrued and unpaid interest thereon.

10. Remedies:  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Lender’s right to pursue actual and consequential damages for any failure by the Borrower to comply with the terms of this Note.

11. Severability of Provisions: If any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

12. Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of California, U.S.A., without regard to conflict of law principles.

Signed Under Penalty of Perjury, this         day of      ,

Emmaus Life Sciences, Inc.

By:

ATTACHMENT 1

Lender’s Name:

Lender’s Address:

[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION]

SCHEDULE A

NOTEHOLDERS

Lender	Annual Interest Rate	Date of loan	Term of Loan	Loan Due Date	Principal Loan Amount	Interest Payment Period	Conversion Price
Hope International Hospice, Inc.	10.0%	04/04/2016	2 years (1)	04/04/2018	$50,000	Annually	$	N/A
Willis C. Lee	10.0%	04/08/2016	Due on demand	Due on demand	$79,700	Annually	$	N/A
Lan T. Tran	10.0%	04/29/2016	Due on demand	Due on demand	$20,000	Annually	$	N/A
IRA Services Trust Company CFBO Peter B Ludlum	10.0%	05/05/2016	Due on demand	Due on demand	$10,000	Annually	$	N/A
Ho Shun Mei Grace & Wan Luen Pak Eric	11.0%	05/31/2016	Due on demand	Due on demand	$200,000	Annually	$	N/A
Winnie Suihim Chan	11.0%	06/02/2016	Due on demand	Due on demand	$100,000	Annually	$	N/A
Hope International Hospice, Inc.	10.0%	06/03/2016	Due on demand	Due on demand	$250,000	Annually	$	N/A

(1)         Due on demand up to 2 years